UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2011

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-33405	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida		33324
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 23, 2011, Dreams, Inc. (the “Company”) and its subsidiaries (collectively the “Debtors”) closed on a $35 million revolving credit facility with PNC Bank. $35 million will be available from August 1 to December 31 reducing to $30 million on January 1 of every year. The revolving note (the “Note”) has a maturity date of December 23, 2014. The amount outstanding from time to time under the Note may not exceed the sum of: (i) 85% of the Borrowers’ eligible accounts receivable; plus (ii) 85% of Borrowers’ eligible credit cards receivable; plus (iii) up to the lesser of (x) 60% of eligible Borrowers’ inventory or (y) 90% of the net Borrowers’ orderly liquidation value of eligible inventory; minus (iv) any applicable reserves. The initial principal balance under the Note is $9.0 million.

Interest shall initially accrue on all outstanding amounts under the Note at the PNC base rate floating plus .25% or at the rate of LIBOR plus 2.25% per annum, and is due and payable monthly in arrears. The rate may further adjust based upon the Company’s Fixed Change Coverage Ratio and Seasonal Overadvances (up to $2.5 million for three (3) months beginning in June and $5 million for six (6) months beginning in September. Seasonal Overadvances will be priced at 50 basis points above the then applicable margin. The default rate of interest is the applicable rate plus 2% per annum. An unused line fee in the amount of 0.25% per annum is payable monthly in arrears based on the average daily unused portion of the facility. All outstanding principal, and any remaining outstanding interest, shall be paid in one lump sum on the maturity date.

The Debtors have granted PNC Bank a security interest in all of Debtors’ assets and a pledge of Debtors equity in all of the Company’s subsidiaries to secure Debtors payment when due of all of Debtors existing and future indebtedness to PNC Bank.

The transaction documents contain standard affirmative and negative loan covenants.

The description of the loan facility set forth herein is qualified in its entirety by the specific terms of the Loan and Security Agreement, a copy of which is attached hereto as an Exhibit 99.2.

A copy of the press release announcing the closing of the loan facility is attached hereto as an Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 28, 2011

99.2	Loan and Security Agreement

99.3	Revolving Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 28, 2011		DREAMS, INC.

	By:	/s/ Ross Tannenbaum
Ross Tannenbaum
Chief Executive Officer

Exhibits

Exhibit No.	Description

99.1	Press Release dated December 28, 2011

99.2	Loan and Security Agreement

99.3	Revolving Note